Exhibit A

EXECUTION VERSION

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned acknowledge and agree that the Statement on Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock of Blackhawk Network Holdings, Inc. is filed on behalf of each of the undersigned and that all subsequent amendments to this Statement on Schedule 13D shall be filed on behalf of each of the undersigned that is named as a reporting person in such filing without the necessity of filing an additional joint filing agreement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This joint filing agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: January 24, 2018

BHN Holdings, Inc.

By:	/s/ Michael Bingle
	Name:	Michael Bingle
	Title:	President

Silver Lake Partners V, L.P.			SLTA V (GP), L.L.C.

By: Silver Lake Technology Associates V, L.P., its general partner			By: Silver Lake Group, L.L.C., its managing member

By: SLTA V (GP), L.L.C., its general partner			By:	/s/ Michael Bingle
				Name:	Michael Bingle
By: Silver Lake Group, L.L.C., its managing member				Title:	Managing Director

By:	/s/ Michael Bingle
	Name:	Michael Bingle
	Title:	Managing Director

Silver Lake Technology Associates V, L.P.			Silver Lake Group, L.L.C.

By: SLTA V (GP), L.L.C., its general partner			By:	/s/ Michael Bingle
				Name:	Michael Bingle
By: Silver Lake Group, L.L.C., its managing member				Title:	Managing Director

By:	/s/ Michael Bingle
	Name:	Michael Bingle
	Title:	Managing Director